UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

NEOGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF

NEOGEN CORPORATION

TO BE HELD ON OCTOBER 1, 2026

Explanatory Note

This Proxy Statement Supplement (the “Supplement”), dated September 28, 2026, supplements the Definitive Proxy Statement on Schedule 14A filed by Neogen Corporation (the “Company”) with the SEC on August 21, 2026 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Shareholders to be held on October 1, 2026 (the “Annual Meeting”). This Supplement is being filed to correct a discrepancy in Appendix B to the Proxy Statement. Except as described in this Supplement, all information in the Proxy Statement remains unchanged. This Supplement should be read in conjunction with the Proxy Statement. To the extent information in this Supplement differs from or updates information in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement.

Correction to Appendix B — Employee Stock Purchase Plan

Proposal 5 of the Proxy Statement requests shareholder approval of an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance under the ESPP by 5,000,000 shares. The narrative description of Proposal 5 in the Proxy Statement correctly describes this 5,000,000 share increase, the current authorization (1,000,000 shares, with 153,149 shares available for issuance as of May 31, 2026), and the total shares available post-increase.

However, the copy of the ESPP attached to the Proxy Statement as Appendix B inadvertently contained an incorrect share reserve figure. Specifically, Section C(a) of the ESPP, which sets forth the aggregate number of shares reserved for issuance pursuant to the ESPP, stated “1,000,000 shares” where it should have stated “6,000,000 shares.” A corrected excerpt of Section C(a) of the ESPP is as follows:

Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of Common Shares that may be issued under the Plan will not exceed 6,000,000 Common Shares.

This corrected excerpt replaces, in its entirety, Section C(a) of the ESPP attached as Appendix B to the Proxy Statement. No other changes have been made to the ESPP or to Proposal 5.

No Change to Proxy Card or Other Proposals

The form of proxy card previously distributed to shareholders is not affected by this correction, as the proxy card refers to the amendment of the ESPP generally and does not reference a specific share number. None of the other proposals set forth in the Proxy Statement are affected by this Supplement.

Previously Submitted Votes

If you have already submitted your proxy and voted on Proposal 5, your vote remains valid and will be counted as cast. You do not need to take any further action unless you wish to change or revoke your vote.

How to Change or Revoke Your Vote

If you wish to change or revoke a previously submitted vote, you may do so by:

•
submitting a new proxy card with a later date;
•
voting again via the Internet at www.proxyvote.com or by telephone using the instructions on your proxy card or Notice of Internet Availability of Proxy Materials;
•
if you are a registered holder, delivering a written notice of revocation to the Company’s Corporate Secretary at Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912; or
•
voting at the Annual Meeting.

If your shares are held in “street name” through a broker, bank, or other nominee, you should contact your broker, bank, or nominee for instructions on how to change or revoke your voting instructions. The last vote you submit before the Annual Meeting will be the vote that is counted.

Important Reminder

The Annual Meeting will be held on October 1, 2026, at 10:00 a.m. Eastern Time. The meeting will be conducted as a virtual-only meeting at www.virtualshareholdermeeting.com/NEOG2026. The Board of Directors continues to recommend a vote FOR Proposal 5, as well as FOR all other proposals described in the Proxy Statement.